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                                                                    EXHIBIT 1(e)

                              GOLDMAN SACHS TRUST

      AMENDMENT TO RESTATED AND AMENDED AGREEMENT AND DECLARATION OF TRUST
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     WHEREAS, Section 7.3 of the Restated and Amended Agreement and Declaration
of Trust of Goldman Sachs Trust (the "Trust") dated December 5, 1991, as amended, (the "Declaration") provides that the Declaration may be amended from time to time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of the then Trustees);

     WHEREAS, Section 7.3 also provides that any such amendment having the purpose of changing the name of the Trust or the name of any Series of Shares theretofore established and designated, or establishing and designating new Series of Shares of the Trust, shall not require authorization by Shareholder vote;

     RESOLVED, that the Restated and Amended Agreement and Declaration of Trust of Goldman Sachs Trust dated December 5, 1991, as amended (the "Declaration") be further amended as contemplated in Section 7.3 thereof (1) by changing the name of the existing Series of Shares of the Trust known as "GS Short-Intermediate Tax Free Fund" to "GS Short Duration Tax-Free Fund", and (2) by changing the name of the existing Series of Shares of the Trust known as "GS Government Agency Fund" to "GS Government Agency Portfolio"; and

     FURTHER RESOLVED, that the President, any Vice President, the Treasurer, the Secretary and the Assistant Secretary of the Trust be, and they each hereby are, severally authorized to execute an instrument in writing effecting the aforesaid amendment and to cause the same to be filed wherever in the discretion of such officer such filing is appropriate.

     NOW, THEREFORE, the undersigned, Michael J. Richman, being the duly elected, appointed and serving Secretary of the Trust, hereby amends the Declaration by changing the name of the existing Series of Shares of the Trust known as "GS Short-Intermediate Tax Free Fund" to "GS Short Duration Tax-Free Fund" and by changing the name of the existing Series of Shares of the Trust known as "GS Government Agency Fund" to "GS Government Agency Portfolio", and certifies that such amendment has been duly adopted.


     WITNESS my hand this 28th day of October, 1992.

                                     GOLDMAN SACHS TRUST

                                       Michael J. Richman
                                  ------------------------------------
                                  Michael J. Richman
                                  Secretary of the Trust

STATE OF NEW YORK    )
                     )   SS
COUNTY OF NEW YORK   )

     Then personally appeared the above-named Michael J. Richman and acknowledged this instrument to be her free act and deed this 28th day of October, 1992.

                               Melissa Dolan
                             ------------------------------
                             Notary Public

                             My commission expires: Melissa Dolan
                                                    Notary Public State of NY
                                                    No. 01001843325
                                                    Commission Exp. Apr 13, 1993